UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


                      Date of Report:   July 17, 1995


                  NATIONAL WESTERN LIFE INSURANCE COMPANY
           (Exact name of Registrant as specified in its charter)


                           A Colorado Corporation
               (State or other jurisdiction of incorporation)


        2-17039                                   84-0467208
(Commission File Number)           (I.R.S. Employer Identification Number)


              850 East Anderson Lane, Austin, Texas 78752-1602
           (Address of Principal Executive Offices and Zip Code)


                                512/836-1010
                      (Registrant's Telephone Number)






Item 5.  Other Events

Effective July 17, 1995, Westcap Securities, L.P. discontinued all sales and trading activities in its Houston, Texas office. Westcap Securities, L.P. is a subsidiary of The Westcap Corporation (Westcap) which is a wholly owned brokerage subsidiary of National Western Life Insurance Company (the Company). Although the costs to be incurred relating to the discontinuation of sales activities are not yet determinable, there will not be a material impact to National Western Life Insurance Company's consolidated financial position.

Recent declines  in  both sales  revenues  and earnings  were  the principal reasons for ceasing the sales activity. Increasing market interest rates and resulting adverse bond market conditions during 1994 and 1995 compared to previous years has had a negative impact on the entire bond brokerage industry. These conditions, coupled with adverse publicity that resulted from the filing of lawsuits by customers who had experienced market losses on collateralized mortgage obligations (CMO) products that were purchased from Westcap Securities, L.P., led to the declines in sales and earnings. The publicity surrounding these claims has made it extremely difficult to keep Westcap's customer base and sales force in place. Additionally, because much publicity characterizes CMOs as derivatives, adverse publicity about derivatives has impacted the market for CMOs and decreased Westcap's prospects for future sales.

In previous years, Westcap has contributed significantly to the consolidated earnings of National Western Life Insurance Company. However, more recently, brokerage operations have produced losses due to the reasons cited above. A summary of net earnings and losses from brokerage operations since 1992 is provided below. Substantially all of such earnings and losses are attributable to the Houston office.



          Earnings (Losses) from Brokerage Operations
            (In thousands except per share amounts)


Quarter ended March 31, 1995                    $       (1,733)
Year ended December 31, 1994                            (2,936)
Year ended December 31, 1993                             21,832
Year ended December 31, 1992                             26,728

Per Share:
Quarter ended March 31, 1995                    $        (0.50)
Year ended December 31, 1994                             (0.84)
Year ended December 31, 1993                              6.27
Year ended December 31, 1992                              7.68


Westcap intends to continue its corporate operations and small sales operations in its New Jersey office. All outstanding claims and lawsuits as previously described will be vigorously defended by Westcap and the Company. Although the alleged damages would be material to Westcap's and the Company's financial positions, a reasonable estimate of any actual losses which may result from such claims cannot be made at this time.



                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  National Western Life Insurance Company
                                               (Registrant)



Date:  July 21, 1995             By:    /S/ Robert L. Busby, III
                                        Robert L. Busby, III
                                        Senior Vice President -
                                        Chief Administrative Officer,
                                        Chief Financial Officer
                                        and Treasurer